Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) [ ]

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois (State of incorporation if not a U.S. national bank)	36-3800435 (I.R.S. employer identification no.)

2 North LaSalle Street Suite 1020 Chicago, Illinois (Address of principal executive offices)	60602 (Zip code)

NORTHERN STATES POWER COMPANY

(Exact name of obligor as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1967505 (I.R.S. employer identification no.)

414 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55401 (Zip code)

8.00% First Mortgage Bonds, Series B due August 28, 2012
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

         Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 6th day of November, 2002.

BNY Midwest Trust Company

By:	/S/ D. DONOVAN

	Name:	D. DONOVAN

	Title:	ASSISTANT VICE PRESIDENT

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
209 West Jackson Boulevard
Suite 700
Chicago, Illinois 60606

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on June 30, 2002, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

	ASSETS	Thousands of Dollars

ARTICLE 1.	Cash and Due from Depository Institutions	18,014

ARTICLE 2.	U.S. Treasury Securities	-0-

ARTICLE 3.	Obligations of States and Political Subdivisions	-0-

ARTICLE 4.	Other Bonds, Notes and Debentures	-0-

ARTICLE 5.	Corporate Stock	-0-

ARTICLE 6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	335

ARTICLE 7.	Leases and Lease Financing Receivables	-0-

ARTICLE 8.	Accounts Receivable	4,802

ARTICLE 9.	Other Assets
	(Itemize amounts greater than 15% of Line 9)
	Intangible Asset — Goodwill 86,813

		86,928

ARTICLE 10.	TOTAL ASSETS	110,079

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
209 West Jackson Boulevard
Suite 700
Chicago, Illinois 60606

	LIABILITIES	Thousands of Dollars

ARTICLE 11.	Accounts Payable	-0-

ARTICLE 12.	Taxes Payable	-0-

ARTICLE 13.	Other Liabilities for Borrowed Money	25,425

ARTICLE 14.	Other Liabilities

(Itemize amounts greater than 15% of Line 14)

Reserve for Taxes 3,128

Taxes due to Parent Company 5,257

8,629

ARTICLE 15.	TOTAL LIABILITIES	34,054

	EQUITY CAPITAL

ARTICLE 16.	Preferred Stock	-0-

ARTICLE 17.	Common Stock	2,000

ARTICLE 18.	Surplus	62,130

ARTICLE 19.	Reserve for Operating Expenses	-0-

ARTICLE 20.	Retained Earnings (Loss)	11,895

ARTICLE 21.	TOTAL EQUITY CAPITAL	76,025

ARTICLE 22.	TOTAL LIABILITIES AND EQUITY CAPITAL	110,079

I, Robert L. De Paola, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola

(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me is 30th day of July , 2002.

My Commission expires May 15, 2003.

/s/ Joseph A. Giacobino, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

/s/ Christine Anderson	(212) 437-5984

Name	Telephone Number (Extension)